SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2005

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Saddle River Executive Centre
1 Route 17 South,
Saddle River, NJ 07458
(Address of principal executive offices and zip Code)

(201) 258-8450
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

           ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

(a)          Previous independent registered public accounting firm

On April 18, 2005, PDI, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm.  The decision to dismiss PwC was authorized and approved by the Audit Committee of the Board of Directors of the Company.

PwC’s reports on the Company’s financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2004 and 2003 and through April 18, 2005, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in connection with its reports on the financial statements for such years.

During the years ended December 31, 2004 and 2003 and through April 18, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that in September 2004, the Company became aware of the applicability of the accounting pronouncement, EITF 01-14, to the Company’s financial statements.  EITF 01-14 should have been applied to such financial statements beginning with the first quarter of 2002.  Due to the non-application of EITF 01-14 since 2002, the Company discovered certain errors in the classification of reimbursable costs in its consolidated statements of operations from 2002 through June 30, 2004.  As a result, the Company determined that a material weakness existed in its financial reporting and disclosure controls regarding the selection and application of generally accepted accounting principles and the preparation of the consolidated financial statements at such time.  The Company has since remediated this material weakness and based on its evaluation under the framework in Internal Control – Integrated Framework, the Company’s management concluded that its internal control over financial reporting was effective as of December 31, 2004.  The Audit Committee of the Board of Directors of the Company discussed this matter with PwC and has authorized PwC to respond fully to any inquiries that may be made by the Company’s successor independent registered public accounting firm regarding this matter.

The Company has requested that PwC furnish it with a letter addressed to the United States Securities and Exchange Commission (the “Commission”) stating whether or not it agrees with the above statements.  A copy of such letter is attached to this Report on Form 8-K as Exhibit 16.1.

(b)          New independent registered public accounting firm

On April 18, 2005, with the authorization and approval of the Audit Committee of the Board of Directors of the Company, the Company engaged Ernst & Young LLP (“Ernst & Young”) as its independent registered public accounting firm to audit the Company’s financial statements.  During the years ended December 31, 2004 and 2003 and through April 18, 2005, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(c)          Exhibits.

16.1     Letter from PricewaterhouseCoopers LLP, dated April 22, 2005, and addressed to the Commission, regarding the change in the Company’s certifying accountant.

*  *  *  *  *  *  *  *

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

	By:	/s/CHARLES T. SALDARINI

Charles T. Saldarini, Vice Chairman and Chief Executive Officer

Date: April 22, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Letter from PricewaterhouseCoopers LLP, dated April 22, 2005, and addressed to the Commission, regarding the change in the Company’s certifying accountant.